                                                                   EXHIBIT 21.1

                               COSTCO COMPANIES, INC.
                                    SUBSIDIARIES

                                     STATE OR OTHER
                                     JURISDICTION OF         NAME UNDER WHICH
                                      INCORPORATION          SUBSIDIARY DOES
SUBSIDIARIES                         OR ORGANIZATION             BUSINESS
---------------------------------    ---------------   -----------------------------
Costco Wholesale Corporation          Washington       Costco Wholesale Corporation,
                                                       Costco Wholesale

The Price Company                     California       The Price Company, Price
                                                       Club, Costco Wholesale

Costco Wholesale Canada Ltd.          Canadian         Costco Wholesale Canada,
                                      Federal          Ltd., Costco Wholesale

Price Costco Canada Inc.              Canadian         Price Costco Canada Inc.,
                                      Federal          Price Costco, Costco

Price Costco Canada Holdings Inc.     Canadian         Price Costco Canada Holdings Inc.
                                      Federal